Exhibit 10.2

THIRD AMENDMENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (this “Third Amendment”) is made and entered into as of June 24, 2012, between ISIS PHARMACEUTICALS, INC., a Delaware corporation (together with its successors and assigns, “Borrower”), and RBS ASSET FINANCE, INC., a New York corporation (together with its successors and assigns, “Lender”).

RECITALS

A.            Lender and Borrower have previously entered into a Loan Agreement dated as of October 15, 2008 a First Amendment to Loan Agreement dated as of September 30, 2009, and a Second Amendment to Loan Agreement dated as of November 15, 2010 (collectively, the “Agreement”).

B.            Lender and Borrower wish to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

1.            The Agreement is amended as follows:

(i) The definitions of the following terms set forth in Schedule I to the Agreement are hereby amended to have the meanings set forth below:

“Financial Statements” means the audited financial statement of Borrower and each Guarantor for their fiscal years ended December 31, 2011.

“Maximum Principal Amount” means Thirty-Three Million Four-Hundred Thousand Dollars and 00/100 ($33,400,000.00)

“Fixed Rate” means, with respect to each Loan and each Note, a rate per annum equal to the sum of (i) the notional rate per annum for a fixed rate payer under a 3 year interest rate swap on the day that is two Business Days prior to the applicable Closing Date plus (ii) (a) 3.50% or (b) such other amount as may be mutually agreed upon by Lender and Borrower, which rate will be set forth in such Note.

“Scheduled Commitment Termination Date” means April 15, 2014.

(ii) The definition of the following term set forth in ARTICLE I: DEFINITIONS AND ACCOUNTING TERMS Section 1.01 Defined Terms to the Agreement is hereby amended to have the meaning set forth below:

“Commitment Termination Date” means the earliest of (a) the date on which the aggregate Original Principal Amount of all Loans equals the Maximum Principal Amount, (b) the Scheduled Commitment Termination Date, (c) the date that an Event of Default described in subsection (i) of Section 7.01 occurs or (d) the date on which Lender elects to terminate the Commitment following (i) an Event of Default or (ii) the occurrence of a material adverse change in the business, condition (financial or otherwise), operations, markets, properties, performance, financial reporting, or financial condition of Borrower or any Guarantor or in Borrower’s ability to comply with any Loan Document, since the date of this Agreement as determined by Lender, in its sole discretion and in good faith or (b) a material impairment of the ability of Borrower to perform its Obligations under or remain in compliance with each Loan Document, or (c) a materially adverse effect on the validity or enforceability of any Loan Document or the rights and remedies available to Lender thereunder.

2.             First Amendment to Loan Agreement added the following Negative Covenant in Section 6.02 sub-section (f):

“(f) Borrower shall maintain a depository account with RBS Citizens Bank, N.A. as with a balance of at least Two Hundred Fifty-Thousand Dollars and 00/100 ($250,000.00) until all Obligations of Borrower to Lender under the Agreement are indefeasibly paid in full.”

Lender acknowledges that as of the date of this Agreement Borrower’s account number 1315925467 with RBS Citizens Bank, NA complies with this covenant.

3.             Borrower agrees to provide Lender, within five (5) business days of receipt by Borrower, with a copy of any notice received by Borrower from BMR-GAZELLE LP (together with any successor thereto, the “Landlord”) related to or asserting any default or Event of Default by the Borrower under the terms and provisions of, or otherwise cancelling or terminating, that certain Lease Agreement dated as of March 30, 2010 between Landlord and Borrower (as amended from time to time, the “Lease”). Additionally, in the event that the Borrower elects to terminate such Lease, Borrower shall provide written notice to the Lender contemporaneous with delivery of such termination notice to the Landlord.  The obligations under this paragraph 3 will terminate once all Obligations of Borrower to Lender under the Agreement are indefeasibly paid in full.

3.             This Third Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

4.             All other terms and conditions of the Agreement not specifically amended by this Third Amendment shall remain in full force and effect and are hereby ratified and confirmed by Lender and Borrower.

5.             This Third Amendment shall be governed by the law of the State of Illinois (without regard to the confiict of-laws principles thereof).

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment in their respective corporate names by their duly authorized officers, all as of the date first written above.

Lender:	RBS ASSET FINANCE, INC., a New York corporation
	By	/s/ Jeffrey P. Lanigan
Name Jeffrey P. Lanigan
Title Assistant Vice President

Borrower:	ISIS PHARMACEUTICALS, INC., a Delaware corporation
	By	/s/ B. Lynne Parshall
Name B. Lynne Parshall
Title COO & CFO

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